Exhibit 10.15

Applera
301 Merritt 7
Norwalk, CT 06851

MetaMorphix, Inc.
8510 A Corridor Road
Savage Road, MD 20763
Attn: Edwin Quattlebaum, Chairman and CEO

Re:	Livestock Database License Agreement effective as of February 28, 2002 by and between Applera Corporation, a Delaware corporation (successor to its wholly-owned subsidiary PE CORPORATION (NY), a New York corporation), through the Celera Genomics Group (“Celera”), and MetaMorphix, Inc., as amended (the “License Agreement”).

Ladies and Gentlemen:

     This letter will serve as confirmation of the agreement by Applera Corporation, acting through Celera and MeteMorphix, Inc. to emend the License Agreement to extend certain option and payment deadlines as follows:

     Sections 2.4 and 4.1(b) of the License Agreement are hereby amended as follows:

     1. All references to September 1, 2003 in such sections are changed to September 9, 2003

     This Amendment No. 2 shall be deemed to be an amendment to the License Agreement. All references to the License Agreement in any other document, instrument agreement or writing hereafter shall be deemed to refer to the License Agreement as amended hereby. However, except as expressly provided herein, the License Agreement shall remain in full force and effect without amendment or modification. This Amendment contains the entire agreement and understanding of the parties regarding the subject matter of this Amendment

Very truly yours, APPLERA CORPORATION, acting through its Celera Genomics Group
By:	/s/ Thomas P. Livingston
	Name:	Thomas P. Livingston
	Title:	Secretary

Agreed and Accepted as of the date first above written

METAMORPHIX, INC.
By:	/s/ Michael R.N. Thomas
Michael R.N. Thomas, CFO and Treasurer